UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 31, 2008, the Board of Directors of SAVVIS, Inc., a Delaware corporation (the “Registrant”), amended and restated the Registrant’s Bylaws. The following is a summary of the changes effected by adoption of the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 attached hereto and incorporated herein.

In addition to the amendments described below, the Amended and Restated Bylaws include certain changes to make various technical corrections.

•    Section 1.2 of the Amended and Restated Bylaws was amended to include a statement that only business specified in the notice of meeting shall be conducted at a special meeting of the stockholders.

•    Section 1.8 of the Amended and Restated Bylaws was amended to provide for the process by which the record date should be established for an action by written consent initiated by a stockholder of the Registrant.

•    Section 1.11 of the Amended and Restated Bylaws was added to include advance notice procedures requiring, among other things, that stockholders must give advance notice to the Registrant of any business that they propose to bring before an annual meeting or of any person that they propose be nominated as a director and follow the other procedures set forth in the Amended and Restated Bylaws of the Registrant. A stockholder that desires to properly bring business before an annual meeting of the Registrant’s stockholders or nominate a candidate to serve on the Board must deliver written notice of such business or nomination to the Registrant’s Secretary (i) not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the Registrant’s stockholders or (ii) in the event that the annual meeting of the Registrant’s stockholders is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of the Registrant’s stockholders, not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the Registrant. The advance notice procedures are separate from, and in addition to, the requirements set forth in the rules and regulations of the U.S. Securities and Exchange Commission that a stockholder must meet in order to have a stockholder proposal or nomination included in the Registrant’s proxy materials for an annual meeting of the Registrant’s stockholders.

ITEM 8.01	OTHER EVENTS.

On July 31, 2008, the Compensation Committee amended the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”) to among other things, require a six month holding period following the purchase of Registrant’s shares of common stock under the ESPP. Previously, the ESPP did not require a holding period. The amendments to the ESPP were approved pursuant to the authority granted to the Compensation Committee under the terms of the ESPP. The nature of the amendments did not require stockholder approval under the terms of the ESPP, applicable law or the rules of the Nasdaq Stock Market. The foregoing description is qualified in its entirety by reference to the amended ESPP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
3.1	SAVVIS, Inc. Amended and Restated Bylaws.

10.1	Amended and Restated Employee Stock Purchase Plan, as amended on July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: August 1, 2008	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	SAVVIS, Inc. Amended and Restated Bylaws.

10.1	Amended and Restated Employee Stock Purchase Plan, as amended on July 31, 2008.

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